Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information of Fidelity Specialized High Income Central Investment Portfolio, which is included in Post-Effective Amendment No. 4 to the Registration Statement No. 811-21667 on Form N-1A of Fidelity Central Investment Portfolios LLC.

/s/Deloitte & Touche LLP

Deloitte & Touche LLP
Boston, Massachusetts
January 25, 2006